                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               Hunt Corporation
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

 [GRAPHIC OMITTED]

                                HUNT CORPORATION


                           ---------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be Held on April 21, 1999
                           ---------------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of Hunt Corporation will be held at 10:00 o'clock a.m. on April 21, 1999, on the 51st Floor, Top of the Tower, 1717 Arch Street, Philadelphia, Pennsylvania, for the following purposes:

        1. To elect four directors to serve for a three-year term;

        2. To vote on a proposal to ratify the appointment of independent accountants; and

        3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on February 19, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy card in the enclosed return envelope which requires no postage if mailed in the United States. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.



                                     By order of the Board of Directors,




                                     WILLIAM E. CHANDLER, Secretary


March 1, 1999

                                HUNT CORPORATION
                               One Commerce Square
                               2005 Market Street
                             Philadelphia, PA 19103

                           ---------------------------
                                 PROXY STATEMENT
                           ---------------------------

     This proxy statement, which is being sent to shareholders on or about March 8, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of Hunt Corporation (the "Company") for use at the forthcoming Annual Meeting of Shareholders (the "Meeting") to be held on April 21, 1999, and at any adjournments thereof.

     At the close of business on February 19, 1999, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, there were outstanding an aggregate of 10,522,340 of the Company's Common Shares. Pursuant to the Company's 1990 shareholders' Rights Agreement, rights to purchase securities of the Company under certain circumstances are deemed to be attached to outstanding Common Shares.


Voting and Revocability of Proxies

     Each Common Share outstanding on the record date is entitled to one vote on all matters to come before the Meeting, except that shareholders have the right to cumulate their votes in the election of directors. This means that shareholders may multiply the number of votes to which they are entitled by the number of directors to be elected, and the whole number of such votes may be cast for one nominee or distributed among any two or more nominees. If you wish to cumulate your votes in this manner, you must clearly indicate on your proxy card your desire to cumulate and how many votes you wish to cast for each nominee.

     A majority of the Common Shares entitled to vote at the Meeting, represented in person or by proxy, constitutes a quorum. In the election of directors, assuming a quorum is present, the four nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the votes cast at the meeting is required for approval of Proposal 2, assuming a quorum is present. Abstentions, the withholding of a vote, or the specific direction not to cast any vote on a specific matter, such as broker non-votes, will not constitute the casting of a vote on such matter.

     Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the four nominees for director, as provided under "Election of Directors" below (in equal amounts or cumulatively, as the persons voting the proxies may determine); FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 1999 fiscal year; and, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments. In the latter regard, the Company intends to avail itself, until further notice, of the provisions of Rule 14a-4(c)(i) which grants the persons voting the proxies discretionary authority to vote on any shareholder proposals presented at an Annual Meeting of which the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the previous year's Annual Meeting. The Company received no notice of any shareholder proposal by such anniversary date (i.e. March 5, 1998).


                            1. ELECTION OF DIRECTORS

     The Restated Articles of Incorporation and By-laws of the Company presently provide that the number of directors shall be eleven, to be divided into three classes as nearly equal in number as possible. The Board of Directors has nominated, and recommends the election of, the following four persons to serve as directors of the Company until the 2002 Annual Meeting or until their successors are elected and have qualified:

     Donald D. Belcher                                  Robert H. Rock, D.B.A.
     Malcolm J. Thompson, Ph.D.                         Victoria B. Vallely

     All the nominees are presently serving as directors of the Company, having previously been elected by the shareholders of the Company, except for Dr. Malcolm J. Thompson, who was elected a director by the Board in August 1998. Although the Board of Directors has no reason to believe any of the nominees will be unable to serve, if such should occur, your proxy will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, your proxy will not be voted for the election of more than four directors.

     The following table sets forth, as of February 1, 1999, certain information with respect to each nominee for election as a director and each director whose term of office will continue after the Meeting:




                                                                             Present
                        Name, Age and                           Director      Term
                        Occupation(1)                             Since      Expires
------------------------------------------------------------   ----------   --------
Donald D. Belcher, 60                                           1997         1999
 Chairman of the Board, President and Chief Executive
  Officer (since 1995) of Banta Corporation, a printing and
  digital imaging company. Previously, Senior Group Vice
  President (1990-1994) of Avery Dennison Corporation, an
  office products company.

Jack Farber, 65                                                 1970         2000
 Chairman of the Board and President of CSS Industries,
  Inc., a consumer products company.

                                                                               Present
                         Name, Age and                            Director      Term
                         Occupation(1)                              Since      Expires
--------------------------------------------------------------   ----------   --------

William F. Hamilton, Ph.D., 59                                     1986         2001
 Landau Professor of Management and Technology, The
  Wharton School of the University of Pennsylvania. Director
  of Centocor Inc., Neose Technologies, Inc., Marlton
  Technologies, Inc. and Digital Lightwave, Inc.
Mary R. (Nina) Henderson, 48                                       1991         2001
 President, Bestfoods Grocery, and Corporate Vice President,
  Bestfoods, an international branded food company.
  Director of The Equitable Companies Incorporated and The
  Equitable Life Assurance Society of the United States.
Gordon A. MacInnes, 57(2)                                          1970         2000
 Author and former New Jersey State Senator (1994 to 1998).
  Chairman of the Board of the Company (1995-1996).
Wilson D. McElhinny, 69                                            1993         2001
 Chairman of the Board of IREX Corporation, a specialty
  contract company (since 1992). Previously, Chairman,
  President and Chief Executive Officer (1988-1990), and
  Chairman of Executive Committee (1983-1992), of Hamilton
  Bank.
Robert H. Rock, D.B.A., 48                                         1989         1999
 President of MLR Holdings, L.L.C., a publishing company
  which produces business publications, executive conferences and community newspapers. Director of Alberto-Culver
  Company and Quaker Chemical Co.
Roderic H. Ross, 68                                                1978         2001
 Chairman of the Board and Chief Executive Officer of
  Keystone State Life Insurance Company. Director of PNC
  Bank Corp. and PMA Capital Corp.
Donald L. Thompson, 57                                             1996         2000
 Chairman, President and Chief Executive Officer of the
  Company (since 1996). Previously, Group Vice President of
  the Office Products Business (1993-96) of Avery Dennison
  Corporation, an office products company.
Malcolm J. Thompson, Ph.D.,                                        1998         2001
 President and Chief Executive Officer, dpiX Inc., a Xerox
  New Enterprise Company, a digital imaging company (since
  1996). Previously, Chief Technologist of Xerox PARC
  (1981-1996). Director of Photon Dynamics Inc.
Victoria B. Vallely, 48(2)                                         1976         1999
 Manager, Bartol Family Partnership, an investment
  partnership.


---------------
(1) Except as otherwise noted, the named individuals have had the occupations indicated (other than directorships) for at least five years.

(2) Mr. MacInnes is married to Ms. Vallely's sister. Both Mrs. MacInnes and Ms. Vallely are daughters of the late George E. Bartol III, a former Chairman of the Board, Chief Executive Officer and principal shareholder of the Company.

Information Concerning Meetings and Certain Committees

     The Board of Directors held five formal meetings during fiscal 1998. The Company has standing Audit, Compensation, and Nominating Committees of its Board of Directors. The Audit Committee members currently are Messrs. Farber, Hamilton and McElhinny. This Committee makes recommendations to the Board of Directors concerning the engagement, retention and discharge of independent accountants, reviews with members of the Company's management and internal auditors and with the Company's independent accountants the plans and results of the auditing engagement, the Company's financial statements and the adequacy of the Company's system of internal accounting controls, and directs any investigations into matters within the scope of the foregoing duties. During fiscal 1998, the Audit Committee met two times. The Compensation Committee currently is composed of Messrs. Rock and Ross and Ms. Henderson. This Committee establishes the salaries of executive officers and makes recommendations to the Board of Directors regarding the adoption, extension, amendment and termination of compensation plans in which officers or directors may participate. It also exercises administrative powers pursuant to certain of those plans. The Compensation Committee held four formal meetings during fiscal 1998. The members of the Nominating Committee currently are Messrs. Belcher, MacInnes and Rock and Ms. Vallely. The primary purpose of this Committee, which held three meetings during fiscal 1998, is to identify and recommend to the Board qualified individuals to serve as directors of the Company. The Nominating Committee has not determined whether it will consider nominees recommended by shareholders.

     The Board of Directors also has an Executive Committee whose current members are Messrs. MacInnes, Farber, Rock and Mr. Donald L. Thompson. The Executive Committee generally is empowered, subject to certain limitations, to exercise the authority of the Board between Board meetings. The Board also, from time to time, appoints special committees for specific purposes.

     During fiscal 1998, all directors attended in person or by conference telephone at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board on which they served.


Compensation of Directors

     The ten current non-employee directors of the Company participate in the Company's 1997 Non-Employee Director Compensation Plan. Pursuant to this plan, the Company pays annual directors' fees of $5,000 in cash and $12,000 in grants of Common Shares, plus cash of $1,000 for each Board meeting and $1,000 ($1,250 for Committee Chairpersons) for each committee meeting attended, to each of its non-employee directors. In addition, the plan provides for annual grants to each non-employee director of non-qualified stock options to purchase up to 2,000 Common Shares at the fair market value of such shares on the date of grant, such options to vest after two years (subject to possible acceleration) and to extend for 10 years (subject to possible earlier termination). During fiscal 1998, options to purchase 2,000 Common Shares were granted to each of the non-employee directors (except for Dr. Malcolm J. Thompson who was elected a director by the Board after the grant date) pursuant to this plan. As of February 1, 1999, no such options had been exercised. In addition, the Company reimburses directors for certain expenses incurred in attending Board and committee meetings. From time to time, the Company also compensates non-officer directors for special services but did not do so in fiscal 1998.

     The non-officer directors also participate in the 1994 Non-Employee Directors' Stock Option Plan which provides for one-time automatic grants of non-qualified options to purchase 5,000 Common Shares (at a per share price equal to the fair market value of a Common Share on the grant date of the option) on January 26, 1994 to each of the nine-employee directors in office at that time, and to subsequent non-employee directors at the time of their election to the Board. Options granted under this plan extend for a term of ten years from the grant date (subject to earlier termination in certain circumstances) and become exercisable at the rate of 20% per year over five years from the grant date (subject to acceleration in certain circumstances). The options granted under this plan on January 26, 1994 have an exercise price of $16.875 per share, and the subsequent options granted to Mr. Belcher in 1997 and Dr. Malcolm L. Thompson in 1998 have exercise prices of $18.6875 and $14.25 per share, respectively. As of February 1, 1999, an aggregate of 3,000 options had been exercised under this plan.

           2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP served as the Company's independent accountants for fiscal 1998 and has been selected by the Board of Directors to serve in the same capacity for fiscal 1999. The shareholders will be asked to ratify this appointment at the Meeting.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

                                3. OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the Annual Meeting, other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

                             ADDITIONAL INFORMATION

Common Share Ownership by Certain Beneficial Owners and Management

     The following table sets forth, as of February 1, 1999, certain information concerning the beneficial ownership of Common Shares by: (i) each person who is known by the Company to be the beneficial owner of more than 5% of such shares,
(ii) each director and nominee for director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement, and (iv) all directors and executive officers of the Company as a group. Such information is based upon information provided to the Company by such persons.

                                                                    Common Shares           Percent
                  Name of Beneficial Owner                      Beneficially Owned(1)     of Class(1)
------------------------------------------------------------   -----------------------   ------------
Richard J. Bove ............................................         2,069,766(2)        19.2
 3700 Bell Atlantic Towers
 Philadelphia, PA 19103
Ariel Capital Management, Inc. .............................         1,671,080(3)        15.5
 307 North Michigan Avenue
 Chicago, IL 60601
Donald D. Belcher, director ................................             3,463(4)          *
Jack Farber, director ......................................            14,944(5)          *
William F. Hamilton, director ..............................             9,484(5)(6)       *
Mary R. (Nina) Henderson, director .........................             6,384(5)          *
Gordon A. MacInnes, director ...............................           618,543(5)(7)      5.7
Wilson D. McElhinny, director ..............................             9,984(5)          *
Robert H. Rock, director ...................................             6,284(5)          *
Roderic H. Ross, director ..................................            13,459(5)          *
Donald L. Thompson, director and executive officer .........           182,000(8)         1.7
Malcolm J. Thompson, director ..............................               421             *
Victoria B. Vallely, director ..............................           100,717(5)(9)       *
John W. Carney, executive officer ..........................            80,674(10)         *
William E. Chandler, executive officer .....................            87,029(11)         *
Spencer W. O'Meara, executive officer ......................           138,885(12)        1.3
W. Ernest Precious, executive officer ......................           102,807(13)         *
All current directors and executive officers as a group
 (16 persons) ..............................................         1,429,419(14)       13.2

---------------
*Less than 1%

(1) Except as otherwise indicated, the beneficial ownership of Common Shares reflected in this proxy statement is based upon sole voting and dispositive power with respect to such shares. Further, for the purposes of computing beneficial ownership and the percent of class of an individual, Common Shares which the individual has the right, upon exercise of options and in certain other circumstances, to acquire within 60 days, are deemed to be outstanding and beneficially owned by the individual.

(2) Represents shares held by Mr. Bove as successor and sole trustee under four irrevocable trusts established by the late George E. Bartol III (a former Chairman of the Board, Chief Executive Officer and principal shareholder of the Company) for the benefit of Mr. Bartol's four adult daughters.

(3) According to information supplied by Ariel, Ariel is a registered investment adviser, and all shares held by it are owned by its investment advisory clients, none of whom, to the knowledge of Ariel, owns more than 5% of the Company's Common Shares.

(4) Includes 1,000 shares which Mr. Belcher has the right to acquire by exercise of stock options under the 1994 Non-Employee Director's Stock Option Plan.

(5) Includes 5,000 shares which the named individual has the right to acquire by exercise of stock options under the 1994 Non-Employee Directors' Stock Option Plan.

(6) Includes 3,500 shares held jointly with his wife.

(7) Includes 532,293 shares as to which Mr. MacInnes has shared voting and dispositive power as co-trustee (with Katherine B. Lunt) of an irrevocable trust established by the late George E. Bartol III for the benefit of his grandchildren, and 74,529 shares held by Mr. MacInnes as custodian for his children. Does not include 159,840 shares beneficially owned by Mr. MacInnes' wife, the beneficial ownership of which shares is disclaimed by Mr. MacInnes. Mrs. Lunt and Mrs. MacInnes are daughters of the late George
    E. Bartol III.

(8) Includes 175,000 shares which Mr. Thompson has the right to acquire by exercise of stock options.

(9) Includes 19,224 shares held jointly with her husband. Does not include an aggregate of 44,057 shares held by her husband as trustee or custodian for their children, the beneficial ownership of which shares is disclaimed by Ms. Vallely.

(10) Includes 72,260 shares which Mr. Carney has the right to acquire by exercise of stock options. Does not include 9,000 shares held for his account in the Supplemental Executive Retirement Plan.

(11) Includes 83,545 shares which Mr. Chandler has the right to acquire by exercise of stock options. Does not include 12,000 shares held for his account in the Supplemental Executive Retirement Plan.

(12) Includes 104,829 shares which Mr. O'Meara has the right to acquire by exercise of stock options. Does not include 12,000 shares held for his account in the Supplemental Executive Retirement Plan.

(13) Includes 97,917 shares which Mr. Precious has the right to acquire by exercise of stock options. Does not include 12,000 shares held for his account in the Supplemental Executive Retirement Plan.

(14) Includes an aggregate of 625,731 shares which certain directors and current executive officers have the right to acquire by exercise of stock options. Does not include shares which are excluded in the notes above.

                           -------------------------

                             Executive Compensation

Compensation Committee Report on Executive Compensation

     The Company's Compensation Committee (the "Committee") is composed of three outside directors, none of whom has ever been an employee of the Company or any of its subsidiaries. The Committee makes recommendations to the full Board of Directors regarding the adoption, extension, amendment, and termination of the Company's compensation plans and also administers certain of these plans. The Committee also reviews in conjunction with the Company's Chairman, President and Chief Executive Officer (the "CEO") the performance of other executive officers and establishes the salaries of the CEO and other executive officers (subject to the terms of any employment agreements). The Committee has provided the following report on executive compensation:

     The Committee has been guided by the following executive compensation philosophy of the Company:


        1. Align the interests of shareholders and management through a compensation program that provides a substantial proportion of executive officers' total compensation in the form of Company shares and options.

        2. Make a significant portion of total compensation for executive officers contingent upon the attainment of demanding performance goals that support growth in the Company's share value over time.

        3. Balance the objectives of short-term earnings increases and investment in the long-term financial health of the Company with an incentive compensation program that rewards improved profit performance with annual cash bonuses and stimulates a long-term perspective through the granting of options to purchase Common Shares of the Company.

        4. Enable the Company to attract and retain superior management by providing a very competitive total compensation package.

     Executive compensation consists primarily of three components: base salary, incentive compensation, and stock options/stock grants.


Base Salary

     The Company's policy generally has been to set base salaries for each executive officer position at a level up to the seventy-fifth percentile when compared to compensation survey data available for equivalent positions with other industrial, bonus-paying employers. The Company uses compensation studies, surveys and outside consultants to monitor the Company's competitive executive compensation position and to recommend salary ranges and compensation changes to the Committee. These studies may include but are not limited to the peer group of companies used for the Shareholder Return Performance Graph herein.

     The performance reviews of the executive officers other than the CEO are conducted by the CEO, and the results of such reviews are reported to the Committee by the CEO. The performance of the CEO is reviewed by the Compensation Committee and the Board of Directors. The Committee adjusts executive officers' salaries with input from the CEO based on the quality of their individual performance and the relationship of their salary to their established salary range. Merit increases in the form of a one-time payment (as distinct from the annual bonuses) are granted under certain circumstances, however no such merit increases were granted during fiscal 1998.

     The base salary of the CEO presently is set at $450,000 per year, subject to adjustment, by his employment agreement. Adjustments to the base salary of the CEO are governed by the same factors as other executive officers but also specifically take into account the Company's current financial performance (as measured by earnings, balance sheet strength, and overall financial soundness) and the extent to which the CEO is successful in establishing a vision and strategic plan for the Company and implementing that plan over time. The Committee also considers the CEO's leadership in setting high standards for financial performance, motivating management colleagues, and representing the Company and its values to internal and external constituencies. These factors are largely subjective in nature and are not specifically weighted.


Incentive Compensation

     The Company's incentive compensation program as in effect during fiscal 1998 had only an annual component. Under the annual program, bonuses were based on achievement of a specific corporate operating profit (profit before taxes) threshold which was established by the Committee with reference to the Company's prior year's results and management's budget for the 1998 fiscal year, achievement of specific business unit revenue and operating margin, and achievement of certain objectives for each individual executive. The maximum potential annual bonus award for executive officers for fiscal 1998 was up to 50% of base salary. No annual bonus was earned by the executive officers for fiscal 1998.


Stock Options/Stock Grants

     The Company's 1993 Stock Option and Stock Grant Plan provides for grants by the Compensation Committee of incentive and/or non-qualified stock options, as well as grants of stock, to executive officers and others, thus tying a portion of executive compensation directly to the performance of the Company stock. The exercise price of the stock options under the Plan (and predecessor option plans) may not be less than 100% of the fair market value of the Company's stock on the date of grant. Stock options become exercisable at least one year (usual practice has been two years) from the date of grant, subject to possible acceleration in certain circumstances, and usually expire ten years following the date of grant. Executive officers typically have been granted stock options each year for a number of shares, the market value of which shares on the date of grant has been in a range of 80% to 120% of the executive officer's base salary. However, in fiscal 1997, the Committee granted three years' worth of options to executive officers, other than the CEO, (which were intended to be largely in lieu of grants to them during the next three fiscal years), in order to compensate the executive officers for their efforts related to the Company's restructuring and as part of the Committee's intention to have a greater portion of executive officers' total compensation be based on stock options. The CEO received options in fiscal 1998 and 1997 pursuant to his employment agreement.

     The Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may be from time-to-time necessary to attract and retain top-quality management, the Compensation Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.

February 10, 1999                    Compensation Committee:
                                          Robert H. Rock, Chairman
                                          Mary R. (Nina) Henderson
                                          Roderic H. Ross

Summary Compensation Table

     The following table sets forth certain information concerning the annual and long-term compensation paid or accrued to or for: (i) the Company's Chief Executive Officer and (ii) the Company's four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers") for services rendered to the Company and its subsidiaries during fiscal years 1998, 1997 and 1996:



                                                                      Annual Compensation
                                                  ------------------------------------------------------------
                                                                                                    Other
                                                                                                   Annual
                    Name and                                                      Bonus            Compen-
               Principal Position                  Year        Salary              (1)             sation
------------------------------------------------  ------  ----------------  ----------------  ----------------
                                                                 ($)               ($)               ($)
                                                          ----------------  ----------------  ----------------
Donald L. Thompson                                1998         453,462                --                --
Chairman of the Board,                            1997         450,000           225,000(5)             --
President and Chief Executive Officer             1996         225,000(6)        300,000(6)        125,045(6)
William E. Chandler                               1998         218,537                --                --
Senior Vice President,                            1997         213,200           105,001                --
Finance; Chief Financial Officer and Secretary    1996         214,492            51,466                --
Spencer W. O'Meara                                1998         263,251                --                --
Executive Vice President                          1997         245,595           118,665                --
                                                  1996         239,023            59,431                --
W. Ernest Precious                                1998         217,016                --                --
Executive Vice President,                         1997         215,816            98,139            44,908(7)
Corporate Development                             1996         205,233            51,987                --
John W. Carney                                    1998         174,636                --                --
Vice President, General Manager,                  1997         164,565            63,423                --
Hunt Graphics                                     1996         146,813            31,465                --

[RESTUBBED FROM PREVIOUS TABLE]

                                                           Long-Term Compensation
                                                  -----------------------------------------
                                                              Awards               Payouts
                                                  ------------------------------  ---------
                                                                   Securities                 All Other
                                                   Restricted      Underlying        LTIP      Compen-
                    Name and                          Stock         Options/       Payouts     sation
               Principal Position                    Awards         SARs (2)         (3)         (4)
------------------------------------------------  ------------  ----------------  ---------  ----------
                                                       ($)             (#)           ($)         ($)
                                                  ------------  ----------------  ---------  ----------
Donald L. Thompson                                    --              45,283           --      10,478
Chairman of the Board,                                --              62,500           --      11,250
President and Chief Executive Officer                 --             350,000(6)        --       2,813
William E. Chandler                                   --                  --           --       5,641
Senior Vice President,                                --             124,000           --       4,236
Finance; Chief Financial Officer and Secretary        --              18,145       26,278       4,707
Spencer W. O'Meara                                    --                  --           --       7,119
Executive Vice President                              --             124,000           --       4,901
                                                      --              24,829       20,469       4,972
W. Ernest Precious                                    --                  --           --       5,532
Executive Vice President,                             --             124,000           --       3,108
Corporate Development                                 --              19,417       17,554       4,025
John W. Carney                                        --                  --           --       3,500
Vice President, General Manager,                      --              89,000           --       3,096
Hunt Graphics                                         --              12,127       11,523       3,076

---------------
(1) Represents annual bonuses awarded under the Company's Incentive
    Compensation Program for the respective fiscal years, unless otherwise indicated.
(2) Represents shares underlying stock options unless otherwise indicated.
(3) Includes cash and Common Shares, valued using the share price on the date of vesting, paid in respect of performance units and performance shares awarded under the Company's 1988 Long-Term Incentive Compensation Plan for the three year performance period 1994-1996. The 1988 Plan was terminated in fiscal 1996, and participants received prorated awards under the plan.
(4) Includes contributions made by the Company under its 401(k) Savings Plan, its Supplemental Executive Benefit Plan (see "Pension Plans" below) and premiums paid by the Company for group term life insurance coverage, unless otherwise indicated. Does not include contributions made by the Company with respect to the Pension Plan.
(5) The bonus of $225,000 paid to Mr. Thompson represents the minimum annual incentive pay for the 1997 fiscal year under the terms of his employment agreement.
(6) Mr. Thompson's fiscal 1996 salary was prorated for the portion of the year he was employed by the Company. His fiscal 1996 bonus was the minimum annual incentive pay for that year under the terms of his employment agreement. The other annual compensation includes reimbursement of $81,902 of relocation expenses and $43,152 of related taxes. The securities underlying Mr. Thompson's options and SARs for fiscal 1996 include 175,000 options granted on June 1, 1996 which became exercisable one year after the date of grant, as well as 175,000 phantom stock/SARs granted pursuant to Mr. Thompson's Phantom Stock Plan. The phantom stock/SARs vest at a rate of 25% per year commencing December 1, 1996. The fair market value of the phantom stock/SARs which vested during 1998 was $952,953 at the time of vesting. The fair market value of the invested portion of the phantom stock/SARs at the end of fiscal 1998 was $1,132,075. (See Aggregate Option/SAR Exercises in Fiscal 1998 Table and the footnotes thereto below.)
(7) The other annual compensation includes reimbursement of $17,144 of relocation expenses, $13,652 of related taxes and $14,112 of compensation for relocation.


Stock Option/SAR Grants, Exercises and Holdings

     The following table sets forth certain information concerning stock options and SARs granted to and exercised by the Named Officers during fiscal 1998 and unexercised stock options held by them at the end of fiscal 1998:


                        Option/SAR Grants in Fiscal 1998



                                                   Individual Grants
-----------------------------------------------------------------------------------------------------------------------
                                  Number of      Percentage of                                                 Option
                                    Shares       Total Options     Exercise       Market                        Grant
                                  Underlying       Granted to       or Base      Price at                       Date
                                   Options        Employees in       Price      Grant Date     Expiration     Value (2)
Name                             Granted (1)      Fiscal 1997       ($/sh)        ($/sh)          Date           ($)
-----------------------------   -------------   ---------------   ----------   ------------   ------------   ----------
Donald L. Thompson ..........      45,283            37%          24.84        24.84           04/15/08       293,773
William E. Chandler .........        --               --            --           --               --             --
Spencer W. O'Meara ..........        --               --            --           --               --             --
W. Ernest Precious ..........        --               --            --           --               --             --
John W. Carney ..............        --               --            --           --               --             --

---------------
(1) The options were granted under the 1993 Stock Option and Stock Grant Plan on April 15, 1998 at fair market value and become exercisable two years from the date of grant, subject to possible acceleration in certain events. No SARs were granted in fiscal 1998.

(2) Based on the modified Black-Scholes extended binomial option valuation model adapted for use in valuing executive stock options. The estimated value under this model assumes: (i) an expected option term of five years, which represents the assumed average period from grant date of option to their exercise date, (ii) an interest rate that represents the interest rate on a U.S. Treasury bond with a maturity date corresponding to that of the adjusted option term, (iii) volatility calculated using monthly stock prices for the ten years prior to the grant date, and (iv) dividends at a rate of 2.40% based on the average dividends paid over the ten-year period prior to the grant date. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the model.

                  Aggregate Option/SAR Exercises in Fiscal 1998
                      and Fiscal Year-End Option/SAR Values



                                                                 Number of Shares               Value of Unexercised
                                                              Underlying Unexercised          In-the-Money Options/SARs
                              Shares          Value           Options/SARs at FY-End                at FY-End(3)
                            Acquired on      Realized    ---------------------------------  -----------------------------
           Name             Exercise(1)        (2)          Exercisable     Unexercisable    Exercisable    Unexercisable
                                (#)            ($)              (#)              (#)             ($)             ($)
                           -------------  -------------  ----------------  ---------------  -------------  --------------
Donald L. Thompson ......          --              (4)         87,500(4)        87,500(4)          --            --
Donald L. Thompson ......          --            --           175,000          107,783             --            --
William E. Chandler .....          --            --            97,781          131,048          9,152            --
Spencer W. O'Meara ......      18,000        181,692           90,869          131,048          9,152            --
W. Ernest Precious ......      13,500        116,019           65,212           96,048          7,104            --
John W. Carney ..........       5,400        53,498            44,132           96,048          2,615            --

---------------
(1) The information presented in this table is with respect to options, unless otherwise noted. All options reflected in this table were granted at fair market value under the Company's 1983 or 1993 Stock Option Plans.
(2) The value realized in the case of options is calculated by subtracting the exercise price from the fair market value of the shares underlying the options as of the exercise date.
(3) The value in the case of options is calculated by subtracting the exercise price from the fair market value of the securities underlying the options at November 29, 1998. There is no exercise price for Mr. Thompson's phantom stock/SARs. (See footnote (4) below.)
(4) Relates to the 175,000 shares of phantom stock/SARs granted to Mr. Thompson on June 1, 1996 pursuant to the terms of his employment agreement. (See "Employment and Severance Agreements and Arrangements" below.) These phantom shares/SARs vest at the rate of 25% per year commencing December 1, 1996. The fair market value of the 43,750 shares of phantom stock/SARs that vested on December 1, 1997 (which was during fiscal 1998) was $952,953 on that date. Upon his separation from the Company, Mr. Thompson will be entitled to receive, in monthly installments with interest, an aggregate amount equal to the number of such phantom shares/SARs as shall have vested, multiplied by the per share price of the Company's Common Shares as of the end of the month prior to his separation from the Company, plus an amount equal to the dividends which would have accrued on an equivalent number of Common Shares prior to his separation, minus any such dividend equivalent amounts as may previously have been distributed to him.

Pension Plans

     The following table sets forth the estimated annual retirement benefits payable under the Company's Pension Plan and the retirement benefits portion of the Supplemental Executive Benefits Plan (the "Supplemental Plan") to participants in both Plans, assuming they retired at age 65 in fiscal 1999 with the indicated levels of compensation and years of benefit service:



                                                  Years of Service
              -----------------------------------------------------------------------------------------
Remun-
eration           10           15           20           25           30           35        40 or More
-----------   ----------   ----------   ----------   ----------   ----------   ----------   -----------
$100,000       $ 20,000     $ 30,000     $ 40,000     $ 50,000     $ 55,000     $ 60,000     $ 60,000
 150,000       $ 30,000     $ 45,000     $ 60,000     $ 75,000     $ 82,500     $ 90,000     $ 90,000
 200,000       $ 40,000     $ 60,000     $ 80,000     $100,000     $110,000     $120,000     $120,000
 250,000       $ 50,000     $ 75,000     $100,000     $125,000     $137,500     $150,000     $150,000
 300,000       $ 60,000     $ 90,000     $120,000     $150,000     $165,000     $180,000     $180,000
 350,000       $ 70,000     $105,000     $140,000     $175,000     $192,500     $210,000     $210,000
 400,000       $ 80,000     $120,000     $160,000     $200,000     $220,000     $240,000     $240,000
 450,000       $ 90,000     $135,000     $180,000     $225,000     $247,500     $270,000     $270,000
 500,000       $100,000     $150,000     $200,000     $250,000     $275,000     $300,000     $300,000
 550,000       $110,000     $165,000     $220,000     $275,000     $302,500     $330,000     $330,000
 600,000       $120,000     $180,000     $240,000     $300,000     $330,000     $360,000     $360,000
 650,000       $130,000     $195,000     $260,000     $325,000     $357,500     $390,000     $390,000
 700,000       $140,000     $210,000     $280,000     $350,000     $385,000     $420,000     $420,000
 750,000       $150,000     $225,000     $300,000     $375,000     $412,500     $450,000     $450,000
 800,000       $160,000     $240,000     $320,000     $400,000     $440,000     $480,000     $480,000

---------------
(1) Benefits shall be paid under the Supplemental Plan to the extent not payable under the Pension Plan.

     As used in the above table, the term, "Remuneration" means covered compensation (as defined below) averaged over a participant's highest five consecutive calendar years out of the last ten calendar years of employment, or if the participant has been employed fewer than 5 years, the average over the total months of employment. Covered compensation essentially means wages or salary, bonus, salary reductions elected under the Company's Savings Plan, and any cash awards under the Company's 1988 Long-Term Incentive Compensation Plan (which terminated in 1996), except that, for the purposes of determining Remuneration under the Pension Plan, but not the Supplemental Plan, only covered compensation not in excess of limitations imposed by the Internal Revenue Code ($160,000 for the Plan year which began October 1, 1998) may be taken into account. The covered compensation of the Named Officers for fiscal 1998 was as follows: Mr. Thompson -- $463,940; Mr. Chandler -- $223,076; Mr. O'Meara -- $268,618; Mr. Precious -- $221,463; and Mr. Carney -- $178,038.

     The approximate present years of benefit service for the Named Officers are as follows: Mr. Thompson -- 3 years; Mr. Chandler -- 6 years; Mr. O'Meara -- 19 years; Mr. Precious -- 21 years; and Mr. Carney -- 14 years. For purposes of calculating benefits, a participant may not be credited with more than 40 years of service under the Pension Plan or 35 years of service under the retirement benefits portion of the Supplemental Plan.

     Retirement benefits shown in the above table have been computed on a single-life annuity basis and are not subject to any deduction for Social Security or other offset amount.

     The Pension Plan generally covers employees (including executive officers but excluding certain non-resident aliens) who are not covered by a collective bargaining agreement. The Supplemental Plan, provides supplemental benefits only to executive officers and other officers. The Supplemental Plan has an elective salary deferral feature with a Company matching contribution of 25% of an officer's elective deferral but not to exceed 6% of the officer's compensation. The Company made matching contributions to this portion of the Supplemental Plan for the Named Officers of $27,545 in fiscal 1998. In addition, the Company makes basic contribitions equal to the amount that would have been contributed under the Hunt Corporation Plan but for the $160,000 limit previously discussed. In fiscal 1998, this amount totaled $4,038 for all the Named Officers.

Employment and Severance Agreements and Arrangements

     In connection with his hiring as Chairman, President and Chief Executive Officer by the Company in 1996, Donald L. Thompson and the Company entered into an employment agreement for an initial term ending May 31, 1998 and continuing thereafter from year to year until Mr. Thompson reaches the age of 65 or until earlier terminated by either party. The agreement provides for an initial annual base salary of $450,000 (subject to periodic review and possible increase by the Compensation Committee), plus an annual incentive bonus under the Company's incentive compensation program of up to a maximum of 70% of base salary. Pursuant to the agreement, Mr. Thompson was granted at the time his employment commenced: (i) stock options under the Company's 1993 Stock Option and Stock Grant Plan for 175,000 Common Shares, and (ii) 175,000 shares of phantom stock/SARs. He also is entitled to receive additional annual option grants of a value of up to 21/2% of his base salary under some circumstances. The agreement further provided for reimbursement of Mr. Thompson, on an after tax basis, for various moving and relocation expenses in connection with his move from California to Pennsylvania and entitles him to participate in most of the Company's benefit plans and programs for executives. (See the Summary Compensation and Option/SAR Grants in Fiscal 1998 Tables above for further information concerning Mr. Thompson's compensation and benefits.)

     In the event of termination of his employment with the Company, Mr. Thompson's entitlement to severance compensation and benefits varies depending upon the circumstances and timing of such termination. If his employment were terminated by reason of his death or disability, by the Company without cause, or by him because of a material reduction in his authority or duties, he would be entitled under the agreement to continuation of his base salary, bonus and benefits for periods of from six months to two years following termination of employment, and there would be acceleration of the vesting of certain of his benefits, including his phantom stock. Should there be a change in control of the Company (as defined in the agreement) and a termination of his employment within two years thereafter, his entitlement to severance compensation and benefits under the agreement would be essentially as provided in the change in control agreements with other executive officers discussed in the following paragraph, except that: (i) his severance allowance generally would be equal to
2.99 times his recent annual cash compensation; and (ii) his life and health insurance plans and certain other benefits would continue for up to three years.

     Since 1990 the Company has had change in control agreements with executive officers, as well as with other officers and certain key employees. These agreements currently extend through December 31, 1999. Under the agreements with executive officers, in the event of a change in control (as defined in the agreements) of the Company, the agreements would become effective and would provide for the executive officers' continued employment by the Company, generally for a period of two years following the change in control and generally at not less than their recent compensation and benefit levels. If within such two-year period an executive officer's employment is terminated by the Company without cause or if such executive officer resigns in certain specified circumstances, then the executive officer generally is entitled to the payment of a severance allowance equal to approximately twice his or her recent annual cash compensation level (including cash amounts earned under incentive compensation plans) and to the continuation of life and health insurance plans and certain other benefits for up to two years following such termination of employment. Mr. Thompson does not have a separate change in control agreement, but his employment agreement contains similar provisions, as described in the preceding paragraph.

     The Company also currently has a severance plan covering executive officers and certain other officers. Under this plan, executive officers who are not covered by employment agreements may be entitled, subject to certain conditions, to continue to receive their base salaries, plus medical, life insurance and certain other benefits, for varying periods up to 24 months following termination of their employment with the Company other than by reason of voluntary resignation, retirement, death, disability or cause. However, to the extent termination benefits under the change in control agreements described above are payable to an executive officer, such benefits reduce any salary continuation benefits to which the executive officer would be entitled under this severance plan.

                      Shareholder Return Performance Graph

     The following graph provides an indicator of cumulative total shareholder returns for the Company as compared with the Standard & Poor's Composite 500 Index ("the S&P 500"), the Russell 2000 Index ("the Russell 2000"), a New Peer Group Index(1), and the Old Peer Group Index. As a result of the Company's implementation of its strategic growth and restructuring plan adopted in fiscal 1997, the Company has created a New Peer Group that includes companies which, the Company believes, better reflect its new strategic focus on consumer products and graphic products. In addition, the Company plans to replace the S&P 500 with the Russell 2000 because, the Company believes, the Russell 2000 more accurately reflects the shareholder returns of companies with similar market capitalization. The performance of the Old Peer Group and S&P 500 are displayed in the graph for comparative purposes as required by Securities and Exchange Commission Rules but will not be provided in the future.

---------------
(1) The New Peer Group is comprised of American Business Products, Inc.; A. T. Cross Company; Dixon Ticonderoga Company; Paris Corporation; Fibermark, Inc.; General Binding Corporation; Nashua Corporation; Pentech International, Inc.; and Workflow Management, Inc. The Old Peer Group is comprised of Acme United Corporation; American Business Products Inc.; Aspen Imaging International Inc.; Avery Dennison Corporation; Bush Industries Inc.; A. T. Cross Company; Dixon Ticonderoga Company; Duplex Products Inc.; Ennis Business Forms Inc.; General Binding Corporation; Herman Miller Inc.; HON Industries; Moore Corporation Limited; Nashua Corporation; Paris Business Forms Inc.; S. L. Industries Inc.; Shelby Williams Industries Inc.; Tab Products Co.; Virco Mfg. Corporation; and Zero Corporation. The New Peer Group and Old Peer Group are composed of publicly-held companies of various sizes. Although none of the companies in either Group is directly comparable with the Company in terms of all businesses engaged in, there are similarities in respect to certain products offered, specific lines of business and/or channels of distribution. However, there are many companies in the Old Peer Group that no longer offer a comparable range of products. For purposes of the New Peer Group and Old Peer Group Indices, companies have been weighted based upon their relative market capitalizations as of the beginning of each period for which a return is indicated.

                     1993           1994         1995          1996          1997          1998
                     ----           ----         ----          ----          ----          ----
Hunt Corp.           $100           $93           $99          $120          $150           $91
Russell 2000         $100           $97          $124          $142          $172          $161
S&P 500              $100          $100          $138          $177          $227          $288
"Old" Peer           $100           $98          $124          $160          $206          $205
Group
"New" Peer           $100          $104          $128          $127          $141          $140
Group


     The above graph assumes that the value of the investment in Hunt Corporation, the S&P Composite--500 Index companies, the Russell 2000 Index companies, the New Peer Group Index companies and the Old Peer Group Index companies was $100 on November 28, 1993, and that all dividends were reinvested. The performance as reported above provides no assurances that this performance will continue in the future.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's Common Shares and certain other holders of such shares (collectively, "Covered Persons"), to file with the Securities and Exchange Commission and the New York Stock Exchange, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Shares and other equity securities of the Company.

     Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge all of the Section 16(a) filing requirements applicable to Covered Persons were complied with on a timely basis in fiscal 1998 except as follows: (1) Messrs. Carney, Precious and O'Meara, executive officers of the Company, each inadvertently was late filing one Form 4 with respect to his exercise of stock options granted by the Company, and (2) Messrs. Precious and Eugene A. Stiefel, executive officers of the Company, each inadvertently was late filing a Form 4 with respect to one sale of stock of the Company.


                             Solicitation of Proxies

     The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specially compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.


                              Shareholder Proposals

     In order to be eligible for inclusion in the Company's proxy materials for the 2000 Annual Meeting, shareholders' proposals to take action at such meeting must comply with applicable Securities and Exchange Commission rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than November 15, 1999.


                                  Miscellaneous

     A copy of the Company's fiscal 1998 Annual Report to Shareholders is also enclosed but is not to be regarded as proxy solicitation material.

     The Company, upon request, will furnish to record and beneficial holders of its Common Shares, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 1998. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the Secretary of the Company at the offices of the Company set forth on page 1 of this proxy statement.

                                     By order of the Board of Directors,




                                     WILLIAM E. CHANDLER, Secretary

March 1, 1999

                                HUNT CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF SHAREHOLDERS -- APRIL 21, 1999
--------------------------------------------------------------------------------

   The undersigned hereby appoint(s) Donald L. Thompson and William E. Chandler, or any of them, with full power of substitution, proxies to vote, as designated on the reverse side of this proxy card, all the Common Shares of Hunt Corporation held of record by the undersigned on February 19, 1999, at the Annual Meeting of Shareholders to be held on April 21, 1999, and at any adjournments thereof.

             (Continued, and to be dated and signed, on other side)

                        Please sign, date and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                HUNT CORPORATION


                                 April 21, 1999

              | Please Detach and Mail in the Envelope Provided |

      Please mark your
A [X] votes as in this
      example.

          AUTHORITY GRANTED
      to vote for all nominees
      (except as marked to the         AUTHORITY
           contrary below)             WITHHELD
               -------                  -------      Nominees:
(1) ELECTION   |     |                  |     |         Donald D. Batcher
    OF         |     |                  |     |         Robert H. Rock, D.B.A.
    DIRECTORS  |     |                  |     |         Malcoln J. Thompson, Ph.D.
               -------                  -------         Victoria B. Valtely
If you wish to withhold authority to vote for one or
more but less than all of the nominees named at
right, or to cumulate your votes for any such
nominee(s), so indicate on the line provided below.


---------------------------------------------------


                                                    FOR          AGAINST        ABSTAIN
(2) Ratification of the appointment of            -------        -------        -------
    PricewaterhouseCoopers LLP as the             |     |        |     |        |     |
    independent accounts of the Company for       |     |        |     |        |     |
    fiscal 1999;                                  |     |        |     |        |     |
                                                  -------        -------        -------


(3) and, to the extent permitted by the Rules of the Securities and Exchange
    Commission, upon such other matters as may properly come before the meeting and any adjournments thereof.


     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no contrary direction is made, this proxy will be voted FOR the nominees listed in Item 1 at left (in equal amounts or cumulatively, as the proxies may determine) or, if any such nominee(s) should be unable to serve, for such other person(s) as may be recommended by the Board of Directors; FOR the proposal set forth in Item 2 and in accordance with the proxies' best judgment upon other matters properly coming before the meeting and any adjournments thereof.

SIGNATURE_________________________ DATED____________ 1999   SIGNATURE_____________________________DATED ____________________ 1999
                                                                      (SIGNATURE IF HELD JOINTLY)

NOTE: Please date and sign exactly as your name appears herein. In case of joint holders, each should sign. If the signer is a corporation or partnership, sign in full the corporate or partnership name by an authorized officer or partner. When signing as attorney, executor, trustee, officer, partner, etc. give full title.